                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-15784, No. 2-71584, No. 2-75314, No. 33-26002,
No. 33-42973, No. 33-42982, No. 33-42975, No. 33-55362, No. 33-88662, No.
333-03003, No. 333-22939, No. 333-22941, No. 333-26681 and No. 333-32537) of
KLA-Tencor Corporation of our report dated July 28, 1997 appearing on page 30 of the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.




PRICE WATERHOUSE LLP

San Jose, California
September 26, 1997